SECURITY AGREEMENT


      1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned INTERACTIVE TELEVISION NETWORKS, INC., a Nevada corporation ("Debtor"), hereby grants and transfers to PENTAGON BERNINI FUND, LTD., an international business company organized under the laws of the British Virgin Islands ("Secured Party"), a security interest in all of the property of Debtor described as follows (collectively, the "Collateral"):

            (a) all accounts, deposit accounts, contract rights, chattel paper, instruments, documents, general intangibles and other rights to payment of every kind now existing or at any time hereafter arising;

            (b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor's business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor's places of business or elsewhere;

            (c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;

            (d) all money and property heretofore, now or hereafter delivered to or deposited with Secured Party or otherwise coming into the possession, custody or control of Secured Party (or any agent or bailee of Secured Party) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

            (e) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service agreements, maintenance agreements and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

            (f) all Debtor's goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and improvements, replacements, accessions and additions thereto, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on any real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property; and


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            (g) all Debtor's motor vehicles, trailers, mobile homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere; together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any cause of action affecting or relating to any of the foregoing (collectively, "Proceeds").

      2. OBLIGATIONS SECURED. The obligations secured hereby (collectively, the "Secured Obligations") are the payment and performance of all present and future obligations of Debtor under : (a) Debtor's 17% Secured Convertible Debenture due October 1, 2008, in the aggregate principal amount of $4,000,000.00 (the "Debentures"); (b) that certain Warrant to Purchase Common Stock dated October 20, 2005, issued by Debtor (the "Warrants"); (c) that certain Securities Purchase Agreement dated as of October 20, 2005, between Debtor and Secured Party (the "Purchase Agreement") relating to Debtor's issuance of the Debentures and the Warrants; (d) that certain Registration Rights Agreement dated as of October 20, 2005, between Debtor and Secured Party; (e) this Agreement; and (f) any other existing or future agreement made by Debtor for the benefit of Secured Party that is evidenced by a writing stating that it is secured by this Agreement.

      3. CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS; TERMINATION. This is a continuing agreement, and all rights, powers and remedies hereunder shall apply to all present and future Secured Obligations, including those arising under successive transactions that either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of Debtor or any other event or proceeding affecting Debtor. This Agreement shall not apply to any new Secured Obligations created after actual receipt by Secured Party of written notice of its revocation as to such new Secured Obligations; provided however, that Secured Obligations arising after revocation under agreements existing prior to receipt by Secured Party of such revocation, and extensions, renewals or modifications of Secured Obligations existing prior to receipt by Secured Party of such revocation, shall


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not be considered new Secured Obligations.  Any such notice must be sent to
Secured Party by registered U.S. mail, postage prepaid, addressed to its office, at

                  If to the Secured Party:

                  Pentagon Bernini Fund, Ltd.
                  c/o Pentagon Capital Management Plc.
                  88 Baker Street
                  London, England W1U 6TQ
                  Telephone No.:  +44 (0)20 7299-9999
                  Facsimile No.:    +44 (0)20 7299-9988
                  Attention:  Mr. Lewis Chester, CEO


                  With a copy to:

                  Sheppard, Mullin, Richter & Hampton, LLP
                  333 South Hope Street, 48th Floor
                  Los Angeles, CA 90071
                  Telephone No.:  (213) 620-1780
                  Facsimile No.:   (213) 620-1398
                  Attention:  David C. Ulich, Esquire


or at such other address as Secured Party shall from time to time designate. The obligations of Debtor hereunder shall be in addition to any obligations of Debtor under any other grants or pledges of security for any liabilities or obligations of Debtor or any other person or entity heretofore or hereafter given to Secured Party unless said other grants or pledges of security are expressly modified or revoked in writing; and this Agreement shall not, unless expressly herein provided, affect or invalidate any such other grants or pledges of security. This Agreement will terminate upon the payment and performance of all of the Secured Obligations, and the termination of all commitments, if any, of Secured Party to extend credit to Debtor existing at the time Secured Party receives written notice from Debtor of the termination of this Agreement.

      4. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. If more than one person or entity has signed this Agreement as a Debtor, the obligations of each Debtor hereunder are joint and several and independent of the obligations of each other Debtor, and a separate action or actions may be brought and prosecuted against any Debtor whether action is brought against any other Debtor or any other person or entity, or whether such other Debtor or any other person or entity is joined in any such action or actions. Each Debtor acknowledges that this Agreement is absolute and unconditional, there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on such Debtor as of the date written below, regardless of


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whether Secured Party obtains collateral or any guaranties from others or takes any other action contemplated by such Debtor. Each Debtor waives the benefit of any statute of limitations affecting such Debtor's liability hereunder or the enforcement thereof, and each Debtor agrees that any payment of any Secured Obligations or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations with respect to such Debtor's liability hereunder. The liability of each Debtor hereunder shall be reinstated and revived, and the rights of Secured Party shall continue, if and to the extent that for any reason any amount at any time paid on account of any Secured Obligation is rescinded or must be otherwise restored by Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Secured Party in its sole discretion; provided however, that if Secured Party chooses to contest any such matter at the request of a Debtor, such Debtor agrees to indemnify and hold Secured Party harmless from and against all costs and expenses, including without limitation reasonable attorneys' fees, expended or incurred by Secured Party in connection therewith, including without limitation, in any litigation with respect thereto.

      5. OBLIGATIONS OF SECURED PARTY. Secured Party has no obligation to make any loans hereunder. Any money received by Secured Party in respect of the Collateral may be deposited, at Secured Party's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

      6. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that: (a) Debtor is the owner and has possession or control of the Collateral and Proceeds; (b) Debtor has the right to grant a security interest in the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby, liens heretofore disclosed by Debtor to Secured Party, in writing, or liens otherwise agreed to by Secured Party; (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (e) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Secured Party, is on file in any public office; (f) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of


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preparation and execution; and (g) where the Collateral consists of equipment,
Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Secured Party, except as specifically set forth in writing by Secured Party.

      7. COVENANTS OF DEBTOR.

            (a) Debtor agrees in general: (i) to pay the Secured Obligations when due; (ii) to indemnify Secured Party against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, except to the extent such losses are caused by Secured Party's willful misconduct or gross negligence; (iii) to pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Secured Party in the perfection and preservation of the Collateral or Secured Party's interest therein and/or the realization, enforcement and exercise of Secured Party's rights, powers and remedies hereunder; (iv) to permit Secured Party to exercise its powers; (v) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its jurisdiction of formation, chief place of business or the places where Debtor keeps any of the Collateral or Debtor's records concerning the Collateral and Proceeds without first giving Secured Party written notice of the address to which Debtor is moving same.

            (b) Debtor agrees with regard to the Collateral and Proceeds, unless Secured Party agrees otherwise in writing: (i) where applicable, to insure the Collateral with Secured Party as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Secured Party; (ii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove the Collateral from Debtor's premises, except (A) for deliveries to buyers in the ordinary course of Debtor's business and (B) Collateral which consists of mobile goods, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (v) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Secured Party; (vi) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor's business; (vii) to permit Secured Party to inspect the Collateral at any time; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Secured Party to inspect the same and


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make copies thereof at any reasonable time; (ix) if requested by Secured Party, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Secured Party, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Secured Party daily in the exact form in which they are received together with a collection report in form satisfactory to Secured Party; (x) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xi) to give only normal allowances and credits and to advise Secured Party thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xii) from time to time, when requested by Secured Party, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Secured Party all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiii) in the event Secured Party elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Secured Party in connection therewith, including without limitation expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xiv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

      8. POWERS OF SECURED PARTY. Debtor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Secured Party's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) after an Event of Default (as defined in Section 12 hereof) has occurred, to give notice to account debtors or others of Secured Party's rights in the Collateral and Proceeds, to enforce the same and make extension agreements with respect thereto; (c) after an Event of Default has occurred, to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Secured Party's interest in the Collateral and Proceeds; (g) after an Event of Default has occurred, to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Secured Party is entitled; (i) after an Event of Default has occurred, to verify facts


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concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) after an Event of Default has occurred, to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Secured Party, where appropriate, toward repair or replacement of the Collateral, or, if Secured Party determines in good faith that the amount of such insurance proceeds (together with any additional amounts deposited with Secured Party) is insufficient to restore the Collateral to its value and condition prior to the loss, or that such restoration or replacement cannot be completed prior to the maturity date of the Secured Obligations secured hereby, or that its security interest in the Collateral will likely be impaired despite any such repair or replacement, toward repayment of the Secured Obligations; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor's premises in inspecting the Collateral; (n) after an Event of Default has occurred, to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Secured Obligations; (o) to preserve or release the interest evidenced by chattel paper to which Secured Party is entitled hereunder and to endorse and deliver evidences of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

      9. EACH DEBTOR'S WAIVERS REGARDING SECURED OBLIGATIONS OF OTHER DEBTORS. With respect to the Secured Obligations of each Debtor to Secured Party secured hereby:

            (a) Each other Debtor waives any right to require Secured Party to:
(i) proceed against Debtor or any other person or entity; (ii) marshal assets or proceed against or exhaust any security held from Debtor or any other person or entity; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from Debtor or any other person or entity, or otherwise comply with the provisions of the applicable Uniform Commercial Code or any successor provision; (iv) take any action or pursue any other remedy in Secured Party's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of Secured Obligations held by Secured Party as security for or which constitute in whole or in part the Secured Obligations secured hereunder, or in connection with the creation of new or additional Secured Obligations.


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            (b) Each Debtor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of each other Debtor or any other person or entity; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Secured Obligations of each other Debtor or any other person or entity; (iii) any lack of authority of any officer, director, partner, agent or any other person or entity acting or purporting to act on behalf of any other Debtor, or any defect in the formation of any other Debtor; (iv) the application by any other Debtor of the proceeds of any Secured Obligations for purposes other than the purposes represented by such other Debtor to, or intended or understood by, Secured Party or Debtor; (v) any act or omission by Secured Party which directly or indirectly results in or aids the discharge of any other Debtor or any portion of the Secured Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Secured Party against any other Debtor; (vi) any impairment of the value of any interest in security for the Secured Obligations of any other Debtor to Secured Party or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Secured Obligations of any other Debtor to Secured Party, in any form whatsoever, including without limitation any modification made after revocation hereof to any Secured Obligations of such other Debtor to Secured Party incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Secured Obligations or any portion thereof, including without limitation increase or decrease of the rate of interest thereon; or (viii) or any requirement that Secured Party give any notice of acceptance of this Agreement. Until all Secured Obligations of all Debtors to Secured Party shall have been paid in full, no Debtor shall have any right of subrogation, and each Debtor waives any right to enforce any remedy which Secured Party now has or may hereafter have against any other Debtor or any other person or entity and waives any benefit of, or any right to participate in, any security now or hereafter held by Secured Party. Debtor further waives all rights and defenses Debtor may have arising out of (A) any election of remedies by Secured Party, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Secured Obligations, destroys Debtor's rights of subrogation or Debtor's rights to proceed against any other Debtor for reimbursement, or (B) any loss of rights Debtor may suffer by reason of any rights, powers or remedies of any other Debtor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging such other Debtor's Secured Obligations, including without limitation any rights a Debtor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any security for any portion of the Secured Obligations of any Debtor to Secured Party.


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      10. AUTHORIZATIONS TO SECURED PARTY REGARDING SECURED OBLIGATIONS OF OTHER
DEBTORS TO SECURED PARTY. With respect to the Secured Obligations of any Debtor to Secured Party, each other Debtor authorizes Secured Party, either before or after revocation hereof, without notice to or demand on such Debtor, and without affecting such Debtor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Secured Obligations of any other
Debtor to Secured Party or any portion thereof, including without limitation increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Collateral and Proceeds, for the payment of the Secured Obligations of any Debtor to Secured Party or any portion thereof, and exchange, enforce, waive, subordinate or release the Collateral and Proceeds, or any part thereof, or any such other security; (c) after an Event of Default has occurred, apply the Collateral and Proceeds or such other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Secured Party in its discretion may determine; (d) release or substitute any one or more of the endorsers or guarantors of the Secured Obligations of any Debtor to Secured Party, or any portion thereof, or any other party thereto; and (e) apply payments received by Secured Party from any Debtor to any Secured Obligations of such Debtor to Secured Party, in such order as Secured Party shall determine in its sole discretion, whether or not such Secured Obligations is covered by this Agreement, and each Debtor hereby waives any provision of law regarding application of payments which specifies otherwise.

      11. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Secured Party shall be obligations of Debtor to Secured Party, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 18 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

      12. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation (after giving effect to any applicable grace or cure period), or any defined event of default, under (i) the Debentures, the Warrants, the Purchase Agreement, the Registration Rights Agreement or any other contract or instrument evidencing any Secured


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Obligations, or (ii) any other agreement between any Debtor and Secured Party relating to or executed in connection with any Secured Obligations; (b) any representation or warranty made by any Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) any Debtor shall fail to observe or perform any obligation or agreement contained herein;
(d) any attachment or like levy on any property of any Debtor; and (e) Secured Party, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

      13. REMEDIES. Upon the occurrence of any Event of Default, Secured Party shall have the right to declare immediately due and payable all or any Secured Obligations secured hereby and to terminate any commitments to extend credit to Debtor. Secured Party shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the New York Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Secured Party. All rights, powers, privileges and remedies of Secured Party shall be cumulative. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists: (a) Debtor will deliver to Secured Party from time to time, as requested by Secured Party, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any of the Collateral or Proceeds except on terms approved by Secured Party; (c) at Secured Party's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party; and (d) Secured Party may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral. With respect to any sale by Secured Party of any Collateral subject to this Agreement, Debtor hereby expressly grants to Secured Party the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks.


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      14. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Secured Obligations, Secured Party may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Secured Party hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Secured Party shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the Secured Obligations in such order of application as Secured Party may from time to time elect.

      15. STATUTE OF LIMITATIONS. Until all Secured Obligations have been paid in full and all commitments, if any, by Secured Party to extend credit to any Debtor have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the Secured Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Secured Obligations.

      16. MISCELLANEOUS. (a) Each Debtor hereby waives any right (i) to require Secured Party to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder, (ii) to direct the application of payments or security for any Secured Obligations of any Debtor, or Secured Obligations of customers of any Debtor, or (iii) to require proceedings against others or to require exhaustion of security; and (b) Debtor hereby consents to extensions, forbearances or alterations of the terms of Secured Obligations, the release or substitution of security, and the release of any guarantors. Until all Secured Obligations shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Secured Party.

      17. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Secured Party at the address specified in Section 3 hereof and to Debtor at the address of its chief executive office specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.


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      18. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Secured Party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including without limitation reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Secured Party's in-house counsel), expended or incurred by Secured Party in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Secured Party or any other person or entity) relating to Debtor or in any way affecting any of the Collateral or Secured Party's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to ten percent
(10%).

      19. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties (subject to any limitations on transfer set forth in the Purchase Agreement, the Debentures or the Warrants), and may be amended or modified only in writing signed by Secured Party and Debtor.

      20. SEVERABILITY OF PROVISIONS. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

      21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, County of New York, applicable to contracts made and to be performed in the State of New York.

      Debtor warrants that its chief executive office is located at the following address: 28202 Cabot Avenue, Suite 300, Laguna Niguel, CA 92677.


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      Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: None.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of October 20, 2005.

                                    INTERACTIVE TELEVISION NETWORKS, INC.,
                                    a Nevada corporation


                                    By:   ________________________
                                    Name:  _______________________
                                    Title:  ________________________






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